Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS TO IDLE ONE OF ITS

WALLBOARD PLANTS IN NEW MEXICO

DALLAS, TX (December 11, 2009) – Eagle Materials Inc. (NYSE: EXP) announced today that it is closing its American Gypsum wallboard plant in Bernalillo, New Mexico. The shutdown will affect approximately seventy employees and will reduce American Gypsum’s annual wallboard production capacity by approximately 475 million square feet or by about 15% of its capacity nationwide.

“We recognize this is a very difficult decision affecting the families of many highly skilled and dedicated employees,” said American Gypsum President Dave Powers. “These employees’ efforts have consistently made the Bernalillo operation one of the lowest cost and most profitable wallboard plants in the nation. We also recognize the impact of this difficult announcement in the Bernalillo community of which we are a part.”

The severe downturn in the US homebuilding industry coupled with limited prospects for a quick recovery in southern California, southern Nevada and Arizona have necessitated the closure of some of American Gypsum’s wallboard capacity in the west. This closure is not expected to affect American Gypsum’s ability to serve its customers, and the Company will continue to operate from its highly efficient and low production-cost plant in Albuquerque, New Mexico. The closure will enable American Gypsum to lower its system operating costs and improve its operating flexibility. The Company does not anticipate the closure will have a material impact on its fiscal 2010 financial results.

American Gypsum, and its parent company, Eagle Materials, are committed to helping employees through this difficult transition. American Gypsum has offered severance packages to displaced workers and is working with the New Mexico Department of Workforce Solutions to help these workers find other jobs or obtain training in another field.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The company is headquartered in Dallas, Texas.

About American Gypsum LLC

American Gypsum Company LLC, based in Dallas, TX, is a subsidiary of Eagle Materials Inc. (NYSE: EXP) and is a full-line producer of gypsum board products, including M-Bloc® with Mold & Moisture Resistance panels. American Gypsum plants are located in New Mexico, Oklahoma, Colorado, and South Carolina.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

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